UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 10, 2019 (December 10, 2019)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The 2019 Annual General Meeting of Shareholders of the Company was held on December 10, 2019.
(b) Matters voted on at the meeting and the number of votes cast:
1. To elect nine directors to the Board of Directors of Maiden Holdings, Ltd. to serve until the 2020 Annual General Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Withheld	Broker Non-Vote
Barry D. Zyskind	43,776,126	1,568,873	24,573,241
Holly Blanchard	44,579,935	764,958	24,573,347
Patrick J. Haveron	44,143,806	1,201,087	24,573,347
Simcha G. Lyons	44,358,605	986,288	24,573,347
Lawrence F. Metz	44,531,847	813,046	24,573,347
Raymond M. Neff	44,480,049	864,844	24,573,347
Yehuda L. Neuberger	44,218,157	1,126,736	24,573,347
Steven H. Nigro	44,404,412	940,481	24,573,347
Keith A. Thomas	44,587,728	757,165	24,573,347
2. To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers:

Votes For	Votes Against	Abstain	Broker Non-Vote
44,421,573	873,000	50,319	24,573,348
3. Approval of the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Vote
28,257,214	17,042,639	45,039	24,573,348

4. The appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2019 fiscal year:

Votes For	Votes Against	Abstain	Broker Non-Vote
69,522,062	309,428	86,644	106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 10, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary